CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of New Jersey Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on or about January 30, 2002.


PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
January 30, 2002